UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2010

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts		02210-1625
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

See description below regarding the Separation Agreement and Release with Mr. Francis J. Martin.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Francis J. Martin

On August 25, 2010, Francis J. Martin, the President and Chief Executive Officer of NMT Medical, Inc. (the “Registrant” or the “Company”), and the Company agreed that Mr. Martin would retire as President and Chief Executive Officer of the Company and resign from his position as a member of the Board of Directors (the “Board”) of the Company, effective August 25, 2010 (the “Termination Date”).

In connection with Mr. Martin’s departure, the Employment Agreement, dated May 20, 2009, by and between the Company and Mr. Martin, was terminated without cause under Section 13(b) of such agreement, effective August 25, 2010, and the Company and Mr. Martin entered into a Separation Agreement and Release, dated August 25, 2010 (the “Separation Agreement”). Under the Separation Agreement, Mr. Martin will receive, among other things, the following in connection with his departure:

•	severance in the form of continued payment of Mr. Martin’s annual salary, in the amount of $260,000, for a period of twelve (12) months following the Termination Date; and

•	employee benefit continuation from the Company for a period of twelve (12) months following the Termination Date in accordance with the terms of the Employment Agreement.

The Separation Agreement also provides for: (i) Mr. Martin to reasonably cooperate with the Company in transitioning his work and to be available to the Company for this purpose or any other purpose reasonably requested by the Company, (ii) the mutual release of potential claims by the Company and/or Mr. Martin against the other party, and (iii) other customary terms regarding Mr. Martin’s departure.

Matters Relating to Richard E. Davis

Richard E. Davis, age 52, was appointed a director of the Company in February 2009 by the Board of Directors of the Company. Mr. Davis has served as our Chief Financial Officer and Corporate Secretary since February 2001. Effective February 9, 2009, Mr. Davis, was appointed Chief Operating Officer of the Company. From August 2000 to February 2001, Mr. Davis served as our Interim Chief Financial Officer through his employment with the consulting firm of Argus Management Corporation. From July 1998 to July 2000, Mr. Davis was Vice President and Chief Financial Officer of Q-Peak, Inc., a marketer and manufacturer of solid-state laser systems. Prior to July 1998, Mr. Davis was employed for ten years by TJX Companies, Inc., a worldwide off-price retailer of apparel and home fashions, in various senior financial management positions where he was responsible for business and strategic planning, cash flow and expense management and accounting and operational controls. Mr. Davis’s qualifications to sit on our Board include his extensive operational and financial management experience.

On August 25, 2010 and effective as of such date, the Board appointed Mr. Richard E. Davis, already Chairman of the Board and Chief Operating Officer, as President and Chief Executive Officer of the Company.

Mr. Davis and the Company are parties to an Amended and Restated Employment Agreement, dated May 20, 2004 (as last amended by Amendment No. 2 thereto, dated as of the 15th day of April 2008) (as amended, the “Davis Agreement”). Other than with respect to the change in title from Chief Operating Officer to President and Chief Executive Officer described above, the Davis Agreement remains in full force and effect and its terms are summarized below.

Summary of the Davis Agreement

Mr. Davis has been employed by the Company since February 14, 2001. On August 5, 2009, the Company entered into a third amendment to the Davis Agreement, pursuant to which, among other things, the Company agreed to increase Mr. Davis’s amount of vacation time to four weeks and extended the period of time options can be exercised following his termination. On February 9, 2009, Mr. Davis’s term of employment was extended until December 31, 2010 with automatic renewal for a period of one year in the event that the Company does not provide Mr. Davis with notice of non-renewal within a specified period of time.

Pursuant to the terms of the Davis Agreement, Mr. Davis is entitled to receive an annual performance-based cash incentive award of up to 30% of his then-current base salary, provided that (i) Mr. Davis satisfies certain financial and other performance goals, which, during fiscal 2009, included goals related to our financial statements, manufacturing efficiencies and interaction with the investment community, and (ii) the Company achieves certain profit targets applicable to the fiscal year, each as established in good faith by the Compensation Committee in consultation with Mr. Davis. As previously disclosed, for fiscal 2009, the Compensation Committee, as a result of the Company’s corporate objective to conserve cash, in consultation with Mr. Martin, the Company’s former President and Chief Executive Officer, and with the agreement of Mr. Davis, awarded Mr. Davis a stock award of 6,646 shares valued at $31,900 on March 23, 2010, based on the closing price of the Company’s common stock on the date of the grant. This amount is about 10% of Mr. Davis’s base salary in 2009.

As part of the Davis Agreement, Mr. Davis has agreed not to compete with the Company for a period of one year after he ceases to be employed by the Company.

If (i) the Company terminates the Davis Agreement for cause (as defined in the Davis Agreement), (ii) Mr. Davis voluntarily terminates his employment with or without cause or (iii) Mr. Davis’s employment is terminated by the Company due to Mr. Davis’ death or disability, upon such termination, Mr. Davis will not be entitled to any further payments (other than base salary and benefits earned to the date of termination). Pursuant to the Davis Agreement, in the event Mr. Davis dies during the term of his employment or a change of control of the Company occurs during such term, normal employee medical and dental insurance benefits shall be continued on an insured basis for each of Mr. Davis’ children who is under the age of 22 at the time of such event, Mr. Davis’ spouse and, in the case of a change in control of the Company, Mr. Davis for a period of 24 months following the month in which such event occurs. In addition, in the event the Company does not renew the Davis Agreement in accordance with the terms thereof, normal employee medical and dental insurance benefits shall be continued on an insured basis for each of Mr. Davis’ children who is under the age of 22 at the time of such event, Mr. Davis’ spouse and Mr. Davis for a period of 12 months following the month in which the Davis employment agreement is no longer in effect.

In the event that Mr. Davis is involuntarily terminated from the Company without cause, he will be entitled to receive (in addition to any base salary and benefits earned to the date of termination) the following:

•	his base salary for a period of 12 months from the termination date; and

•

his performance-based cash incentive award for the fiscal year in which such termination is effected, as if Mr. Davis had served throughout such fiscal year and had satisfied the relevant goals for such fiscal year.

In order to reward Mr. Davis if there were a liquidity event for our stockholders and in addition to the amounts set forth in the table below, the Davis Agreement also provides for a cash payment to Mr. Davis in the event of a change of control of the Company, as defined in such agreement. Such cash payment is equal to a percentage ranging from 0.33% to 1.4% of the total deal consideration paid by an acquirer in a transaction constituting a change of control of the Company. The percentage paid to Mr. Davis will vary based on the amount of the total deal consideration.

Circumstance	Base Salary Continuation		Bonus		Benefits Continuation		Value of Accelerated Unvested Stock Options		Cash Payment		Total ($)
Involuntary Termination Without Cause	$359,000	(1)	$107,700	(2)	—		$26,284	(3)	—		$492,984
Death During Term Of Employment	—		—		35,072	(4)	—		—		$35,072
Non-Renewal of Employment Contract	—		—		17,536	(5)	—		—		$17,536
Change in Control	—		—		35,072	(6)	26,284	(3)	$108,150		$134,434
									$458,818	(7)	$485,102

(1)	Pursuant to the terms of Mr. Davis’ employment agreement, Mr. Davis is entitled to one year of base salary based on his then-current salary level.
(2)	Pursuant to the terms of Mr. Davis’ employment agreement, Mr. Davis is entitled to his annual cash incentive award for the fiscal year in which the termination is effected, as if Mr. Davis had served throughout such fiscal year and had satisfied the goals for such fiscal year.
(3)	All options granted under Mr. Davis’ employment agreement vest in full. All unvested options are assumed to have vested in full as of December 31, 2009. The amount shown in this column is based on December 31, 2009 closing price of $2.47 per share of the Company’s common stock on the NASDAQ Capital Market. Many of Mr. Davis’ unvested stock options are priced higher than the December 31, 2009 closing price of $2.47 and are not currently in-the-money. Please refer to the 2009 Outstanding Equity Awards table for specific details.
(4)	Consists of medical and dental coverage for each of Mr. Davis’ children under the age of 22 and Mr. Davis’ spouse for a period of 24 months, based on current premium rates.

(5)	Consists of medical and dental coverage for each of Mr. Davis’ children under the age of 22, Mr. Davis’ spouse and Mr. Davis for a period of 12 months, based on current premium rates.
(6)	Consists of medical and dental coverage for each of Mr. Davis’ children under the age of 22, Mr. Davis’ spouse and Mr. Davis for a period of 24 months, based on current premium rates.
(7)	Assumes that the total consideration paid by an acquirer in a change in control transaction is $32,772,686 based on (i) 13,268,294 shares outstanding at December 31, 2009 and (ii) December 31, 2009 closing price of $2.47 per share of the Company’s common stock on the NASDAQ Global Market. This payment is calculated by multiplying the transaction value ($32,772,686) by the range set forth in Mr. Davis’ employment agreement (0.33% to 1.4%).

A copy of the press release, dated August 26, 2010 announcing the above-referenced matters is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: August 26, 2010	By:	/S/ RICHARD E. DAVIS
Richard E. Davis President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and Release, dated August 25, 2010, between NMT Medical, Inc. and Mr. Francis J. Martin.

99.1	Press release dated August 26, 2010.